UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2015

Kite Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36508	27-1524986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2225 Colorado Avenue Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2015, the board of directors (the “Board”) of Kite Pharma, Inc. (“Kite”), based upon a recommendation from the nominating and corporate governance committee of the Board, voted to appoint Dr. Franz B. Humer, Ph.D., as a director of Kite. Dr. Humer will serve as a Class III director, which class will stand for re-election at the 2017 annual meeting of stockholders. The size of the Board was increased to nine members in order to accommodate the appointment of Dr. Humer.

There are no arrangements or understandings between Dr. Humer and any other persons pursuant to which Dr. Humer was appointed a director of Kite.

As a non-employee director, Dr. Humer will participate in the non-employee director compensation arrangements described in Kite’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2015 (File No. 001-36508). In addition, it is expected that he will enter into Kite’s standard form of director indemnity agreement. The form of the indemnity agreement was filed as Exhibit 10.1 to Kite’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on June 11, 2014 (File No. 333-196081) and is incorporated herein by reference.

A press release announcing Dr. Humer’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report:

99.1	Press Release of Kite, dated September 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2015	KITE PHARMA, INC. (Registrant)

	By:	/s/ Cynthia M. Butitta
	Name:	Cynthia M. Butitta
	Title:	Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Kite, dated September 15, 2015.